EXHIBIT 1.3
NGTV
a California corporation
[6,032,591] Units1
Consisting of
One Share of Common Stock and
One Redeemable Common Stock Purchase Warrant
AGREEMENT AMONG UNDERWRITERS
                                        , 2006
Capital Growth Financial, LLC
As Representative of the several
     Underwriters named in Schedule I hereto
225 NE Minzer Blvd
Suite 750
Boca Raton, FL 33432
Ladies and Gentlemen:
     We understand that NGTV, a California corporation (“Company”), desires to enter into an agreement, substantially in the form of Exhibit A hereto (“Underwriting Agreement”). The Underwriting Agreement provides for the sale by the Company and the Selling Security Holders named therein to you and the other prospective Underwriters named in Schedule I to the Underwriting Agreement, severally and not jointly, of an aggregate of [6,032,591] Units (“Firm Units”), each Firm Unit consisting of one share (“Shares”) of Common Stock and one Warrant (“Warrant”). Each Warrant entitles the holder to purchase one-half of one Share of Common Stock commencing on the Separation Date (as such term is defined in the Underwriting Agreement) and expiring on the five year anniversary of the effective date of the Registration Statement. The Warrant is exercisable at [$6.00] per Share. The Warrants are redeemable in whole and not in part, at the option of the Company, at a price of $.25 per Warrant at any time after they become exercisable upon not less 30 days prior written notice, if the average closing price of the Common Stock has been at least [$8.40] per share for 10 consecutive trading days ending on the fifth business day prior to the date on which notice of redemption is given. The Shares and Warrants underlying the Firm Units are not immediately detachable and may trade separately on a date determined by the Representatives after the 60th day after the effective date of the Registration Statement. Pursuant to the Underwriting Agreement, the Company will grant to the Underwriters an option to purchase up to an additional 625,000 Units (“Option Units”), each Option Unit identical to the Firm Units for the purpose of covering over-allotments in connection with the sale of the Firm Units. The Option Units and the securities comprising same are hereinafter collectively called the “Option Securities”; and the Option

[1]	Plus an option to acquire an additional 625,000 Units pursuant to the Underwriters’ over-allotment option.

Units and Firm Units are hereinafter referred to as the “Units.” The Units, Shares and Warrants, and any Option Securities purchased pursuant to the Underwriting Agreement are herein called the “Securities.”
     We understand that changes may be made in those who are to be Underwriters and in the respective number of Securities to be purchased by them, but that the number of Securities to be purchased by us, as set forth in said Schedule I will not be changed without our consent, except as provided herein or in the Underwriting Agreement. The parties on whose behalf you execute the Underwriting Agreement are herein cal1ed the “Underwriters.”
     We desire to confirm the agreement among you, the undersigned, and the other Underwriters with respect to the purchase of the Securities by the Underwriters, severally and not jointly, from the Company. The aggregate number of Securities which any Underwriter will be obligated to purchase from the Company pursuant to the terms of the Underwriting Agreement is herein called the “Underwriting Obligation” of that Underwriter.
     1. Authority and Compensation of Representative. We hereby authorize you, as our representative and on our behalf, (a) to enter into an agreement with the Company, in substantially the form attached’ hereto as Exhibit A, but with such changes therein as in your judgment will not be materially adverse to the Underwriters, providing for the purchase by us, severally and not jointly, from the Company, at the purchase price per Unit determined as set forth in said Exhibit A, of the number of Units set forth opposite our name in Schedule I to said Exhibit A, and our proportionate share of the Option Units which you determine to be purchased; (b) to exercise all the authority and discretion vested in the Underwriters and in you by the provisions of the Underwriting Agreement; (c) to take all such action as you in your discretion may deem necessary or advisable in order to carry out the provisions of the Underwriting Agreement and of this Agreement, and the sale and distribution of the Securities; and (d) to determine all matters relating to the public advertisement of the Securities.
     As our share of the compensation for your services hereunder, we will pay to you, and we authorize you to charge to our account on the Closing Dates referred to in the Underwriting Agreement, $                     per Unit in respect of’ the aggregate number of Units which we shall agree to purchase pursuant to the Underwriting Agreement.
     2. Public Offering of Units. The sale of Units to the public is to be made, as herein provided, as soon after the Registration Statement relating to the Units becomes effective as in your judgment is advisable. The purchase price to be paid by the Underwriters for the Units and the initial public offering price have been determined by agreement between you and the Company. The Units shall be first offered to the public at the initial public offering price as so determined (“Initial Public Offering Price”). You will advise us by facsimile or telephone when the Units shall be released for offering and when the Registration Statement relating to the Units shall become effective. We agree not to sell any of the Units until you have released them for that purpose. We authorize you, after the initial public offering, to change the public offering price, the concession, and the re-allowance if, in your sole discretion, such action becomes desirable by reason of changes in general market conditions or otherwise. As used herein, the terms “Registration Statement,” “Preliminary Prospectus,” and “Prospectus” shall have the meanings ascribed; thereto in the Underwriting Agreement. The public offering price at the time in effect is herein called the “Offering Price.” After notice from you that the Units are released for public sale, we will offer to the pub1ic in conformity with the provisions hereof and with the terms of offering set forth in the Prospectus such of our Units as you advise us are not reserved. We agree not to offer or sell any of the Units to persons over whose accounts we exercise investment discretion without their specific advance consent.

     3. Offering to Dealers and Retail Sales. We authorize you to reserve for offering and Sale, and on our behalf to sell, to retail purchasers (such sales being herein called “Retail Sales”) and to dealers selected by you (such dealers, among whom any Underwriter may be included, being herein called “Selected Dealers”) all or any part of our Units as you, in your sole discretion, shall determine. Such sales, if any, shall be made (a) in the case of Retail Sales, at the Offering Price, and (b) in the case of sales to Selected Dealers, at the Offering Price less such concession as you, in your sole discretion, shall determine. Except for such sales as are designated by a purchaser to be for the account of a particular Underwriter or Selected Dealer, any sales to Selected Dealers made for our account shall be as nearly as practicable in the ratio that the Units reserved for our account for offering to Selected Dealers bears to the aggregate of all Units of all Underwriters so reserved.
     You agree to notify us promptly on the date of the public offering as to the number, if any, of the Units which we may retain for direct sale by us. Prior to the termination of the provisions referred to in Section 13 hereof, you may reserve for offering and sale as hereinbefore provided any Units theretofore retained by us remaining unsold, and we may, with your consent, retain any Units heretofore reserved by you remaining unsold.
     We agree that, from time to time prior to the termination of the provisions referred to in Section 13 hereof, we shall furnish to you such information as you may request in order to determine the number of Units purchased by us under the Underwriting Agreement which then remain unsold, and we shall upon your request sell to you for the account of any Underwriter as many of such unsold Units as you may designate at the Offering Price, less all or any part of the concession to Selected Dealers as you, in your sole discretion, shall determine. The provisions of Section 4 hereof shall not be applicable in respect of any such sale.
     We authorize you to determine the form and manner of any communications or agreements with Selected Dealers. In the event that there shall be any agreements with Selected Dealers, you are authorized to act as manager thereunder and we agree, in such event, to be governed by the terms and conditions of such agreements. The form of Selected Dealer Agreement attached hereto as Exhibit B is satisfactory to us.
     It is understood that any Selected Dealer to whom an offer may be made as hereinbefore provided shall be actually engaged in the investment banking or securities business and shall be either (a) a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”) or (b) a foreign dealer or institution which is not eligible for membership in the NASD and which agrees not to make any sales within the United States of’ America, its territories or its possessions or to persons who are citizens thereof or residents therein. Each Selected Dealer shall agree to comply with the provisions of Rules 2740 and 2790 of the NASD Conduct Rules. Each foreign Selected Dealer who is not a member of the NASD also shall agree to comply with the NASD’s Free-Riding Interpretation, as may be in effect from time-to-time, and to comply, as though it were a member of the NASD, with Rules 2730, 2740 and 2750 of the NASD’s Conduct Rules, and to comply with Rule 2420 thereof as that Rule applies to a non-member broker or dealer in a foreign country. The several Underwriters may allow, and the Selected Dealers, if any, may re-allow, such concession or concessions as you may determine from time to time on sales of Securities to any qualified dealer, all subject to the NASD’s Conduct Rules.
     You, and any of the several Underwriters with your prior consent, may make purchases or sales of the Units from or to any of the other Underwriters, at the Offering Price, less all or any part of the gross spread, and from or to any of the Selected Dealers at the Offering Price, less all or any part of the concession to Selected Dealers.

     Upon your request, we will advise you of the identity of any dealer to whom we allow such a discount and any Underwriter or Selected Dealer from whom we receive such a discount.
     4. Repurchase in the Open Marker. Any Units sold by us (otherwise than through you) which shall be contracted for or purchased in the open market by you on behalf of any Underwriter or Underwriters shall be repurchased by us on demand at a price equal to the cost of such purchase plus commissions and taxes on redelivery. Any Units delivered on such repurchase need not be the identical certificates originally sold by us. In lieu of delivery of such Units to us, you may sell such Units in any manner for our account and charge us with the amount of any loss or expense or credit us with the amount of any profit, less any expense resulting from such sale, or charge our account with an amount not in excess of the concession to Selected Dealers.
     5. Delivery and Payment. Upon your request, we shall deliver to you payment for the Units to be purchased by us under the Underwriting Agreement in an amount equal to the Initial Public Offering Price for such Units, less the concession to Selected Dealers. Such payment shall be made in such form and at such time and place as may be specified in such request, and we authorize you to make payment for such Units against delivery thereof for our account hereunder. If we are a member of, or clear through a member of, The Depository Trust Company (“DTC”), you may, in your discretion, deliver our Units through the facilities of DTC.
     You shall remit to us, as promptly as practicable, the amounts received by you from Selected Dealers and retail purchasers as payment in respect of’ Units sold by you for our account pursuant to Section 3 hereof for which payment has been received. Units purchased by us under the Underwriting Agreement and not reserved or sold by you for our account pursuant to Section 3 hereof shall be delivered to us as promptly as practicable after receipt by you. Any Units purchased by us and so reserved which remain unsold at any time prior to the settlement of accounts hereunder may, in your discretion, and shall, upon your request, be delivered to us, but, until termination of the Selected Dealers Agreement pursuant to the terms thereof and of other selling arrangements, such delivery shall be for carrying purposes only. In case any Units reserved for sale in Retail Sales or to Selected Dealers shall not be purchased and paid for in due course as contemplated hereby, we agree (a) to accept delivery when tendered by you of any Units so reserved for our account and not so purchased and paid for, and (b) in case we shall have received payment from you in respect of any such Units, to reimburse you on demand for the full amount which you shall have paid us in respect of such Units.
     In the event of our failure to tender payment for Units as provided in the Underwriting Agreement, you shall have the right under the provisions thereof to arrange for other persons, who may include you and any other Underwriter, to purchase such Units which we had agreed to purchase, but without relieving us from liability for our default.
     6. Authority to Borrow. We authorize you to advance your funds for our account (charging current interest rates) and to arrange loans for our account or the account of the Underwriters for the purpose of carrying out this Agreement, and in connection therewith to execute and deliver any notes or other instruments, and to handle or pledge as security therefor all or any part of our Units purchased hereunder for our account. Any lender is hereby authorized to accept your instructions in all matters relating to such loans. Any part of our Securities so held by you may be delivered to us for carrying purposes and, if so delivered, will be redelivered to you upon demand.
     7. Allocation of Expenses and Liability. We authorize you to charge our account with and we agree to pay (a) all transfer taxes on sales made by you for our account, except as herein otherwise provided; and (b) our proportionate share (based on our Underwriting Obligation) of all expenses incurred by you in connection with the purchase, carrying, sale and distribution of’ the Units and all other expenses arising under the terms of the Underwriting Agreement or this Agreement. Your determination of all such expenses and your allocation thereof shall be final and conclusive. You may at any time make partial distributions of credit balances or call for payment of debit balances. Funds for our account at any time in your hands may be held in your general funds without accountability for interest. As soon as practicable after the termination of this Agreement, the net credit or debit balance in our account after proper charge and credit for all interim payments and receipts, shall be paid to or by us, provided that you may establish such reserve as you, in your sole discretion, shall deem advisable to cover possible additional expenses chargeable to the several Underwriters. Notwithstanding any settlement, we will remain liable for any taxes on transfers for our account and for our proportionate share (based on our Underwriting Obligations) of all expenses and liabilities that may be incurred for the accounts of the Underwriters.
     8. Liability for Future Claims. Neither any statement by you of any credit or debit balance in our account, nor any reservation from distribution to cover possible additional expenses relating to the Securities, shall constitute any representation by you as to the existence or nonexistence of possible unforeseen expenses or liabilities of, or charges against, the several Underwriters. Notwithstanding the distribution of any net credit balance to us or the termination of this Agreement or both, we shall be and remain liable for, and will pay on demand, (a) our proportionate share (based on our Underwriting Obligation) of all expenses and liabilities which may be incurred by or for the accounts of the Underwriters if they are deemed to constitute an association, unincorporated business, partnership or any separate entity, and (b) any transfer taxes paid after such settlement on account of any sale or transfer for our account.
     9. Stabilization and Over-Allotment. We authorize you (a) to make purchases and sales of Securities in the open market or otherwise, for long or short account, and on such terms and at such prices as you, in your sole discretion, shall deem advisable; (b) in arranging for sales of the Units, to over-allot; and (c) either before or after the termination of this Agreement, to cover any short position or liquidate any long position incurred pursuant to this Section 9; subject, however, to the applicable rules and regulations of the Securities and Exchange Commission (“Commission”) under the Securities Exchange Act of 1934, as amended (“1934 Act”). All such purchases and sales and over-allotments shall be made for the accounts of the several Underwriters as nearly as practicable in proportion to their respective Underwriting Obligations; provided, however, that our net position resulting from such purchases and sales and over-allotment shall not exceed, for either long or short account, 15% of the aggregate amount which we shall become obligated to pay in respect of the total number of Units purchased for our account. We agree to take up at cost on demand any Units or Securities purchased for our account pursuant to this Section 9, and to deliver on demand any such Units over-allotted for our account pursuant to this Section 9.
     If you effect any stabilizing purchase pursuant to this Section 9, you will promptly notify us of the date and time when the first stabilizing purchase was effected, and the date and time when stabilizing was terminated. You will retain such information as is required to be retained by you “as manager” pursuant to Rule 17a-2 under the 1934 Act. We will furnish to you not later than three business days following the date on which stabilizing was commenced such information as is required by Rule 17a-2(d) and notify you of the date and time when stabilizing was terminated.
     10. Open Market Transactions. We agree that we will not make bids or offers, or make or induce purchases or sales for our own account or the accounts of customers, in the open market or otherwise, either before or after the purchase of the Units and for either long or short account of any Securities or any security of the same class and series, or any right to purchase any such security except

(a) as provided in this Agreement, the Underwriting Agreement, and the Selected Dealers Agreements or otherwise approved by you; (b) in brokerage transactions not involving solicitation of the customer’s order; and (c) in connection with option and option-related transactions that are consistent with the “no-action” position set forth in Release No. 17609, as amended in Release No. 19565, of the Commission under the 1934 Act. We further agree that we will not lend, either before or after the purchase of the Securities, to any customer, Underwriter, Selected Dealer, or to any other securities broker or dealer, any Securities. Before the completion of our participation in the distribution (as defined in Regulation M), we will otherwise comply with Regulation M.
     11. Blue Sky. Before the initial offering by the Underwriters, you will inform us as to the states and other jurisdictions under the respective securities or blue sky laws of which it is believed that the Securities have been qualified for sale or are exempt from such qualification, but you do not assume any responsibility or obligation as to the accuracy of such information or as to the right of any Underwriter or dealer to offer or sell the Securities in any state or other jurisdiction. You agree to file or cause to be filed, on behalf of the Underwriters, a Further State Notice in respect of the Securities pursuant to Article 23-A of the General Business Law of the State of New York, if necessary.
     12. Default by Underwriters. Default by one or more Underwriters in respect of their obligations under the Underwriting Agreement shall not release us from any of our obligations, or in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. In the event of such default by one or more Underwriters, you are authorized to increase, pro rata with the other non-defaulting Underwriters, the amount of Units which we shall be obligated to purchase from the Company; provided, however, that the aggregate amount of all such increases for all non-defaulting Underwriters shall not exceed 10% of the Units and, if the aggregate amount of the Units not taken up by such defaulting Underwriters exceeds such 10%, you are further authorized, but shall not be obligated, to arrange for the purchase by other persons, who may include you and other non-defaulting Underwriters, of all or a portion of the Units not taken up by such Underwriter. In the event any such increases or arrangements are made, the respective amounts of the Units to be purchased by the non-defaulting Underwriters and by any such other person or persons shall be taken as the basis for the Underwriter’s Obligations under this Agreement, but this shall not in any way affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default.
     In the event of default by one or more Underwriters in respect of their obligations under this Agreement to take up and pay for any Units purchased by you for their respective accounts pursuant to Section 9 hereof, or to deliver any such Units sold or over-allotted by you for their respective accounts pursuant to any provision of this Agreement, and to the extent that arrangements shall not have been made by you for other persons to assume the obligations of such defaulting Underwriter or Underwriters, each non-defaulting Underwriter shall assume its proportionate share of the aforesaid ob1igations of each such defaulting Underwriter without relieving any such defaulting Underwriter of its liability therefor.
     13. Termination. Section 2, the second paragraph and the first sentence of the third paragraph of Section 3, Section 4, the first sentence of Section 9 (other than clause (c) thereof) and Section 10 hereof will terminate at the close of business on the forty-fifth calendar day after the effective date of the Registration Statement, unless extended or sooner terminated as hereinafter provided. You may extend such provisions, or any of them, for a period not to exceed thirty additional calendar days by notice to us to such effect. You may terminate any of such provisions at any time by notice to us, and you may terminate all such provisions at any time by notice to us to the effect that the offering provisions of this Agreement are terminated.

     14. General Position of the Representatives. In taking action under this Agreement, you shall act only as agent of the several Underwriters. Your authority shall include the taking of such action as you may deem advisable in respect of all matters pertaining to any and all offers and sales of the Units, including the right to make any modifications which you consider necessary or desirable in the arrangements with Selected Dealers or others. You shall be under no liability for or in respect of the value of the Units or the validity or form thereof, the Registration Statement, the Prospectus, or agreements or other instruments executed by the Company or others; or for or in respect of the delivery of the Units; or for the performance by the Company or others of any agreement on its or their part; nor shall you as Representatives or otherwise be liable under any of the provisions hereof or for any matters connected herewith, except for want of good faith, and except for any liability arising under the Securities Act of 1933, as amended (“1933 Act”); and only obligations expressly assumed by you as Representatives herein shall be implied from this Agreement. In representing the Underwriters hereunder, you shall act as the Representatives of each of them, respectively. Nothing herein contained shall constitute the several Underwriters partners with you or with each other, or render any Underwriter liable for the commitments of any other Underwriter, except as otherwise provided in Section 12 hereof and in section 6 of the Underwriting Agreement. If the Underwriters shall be deemed to constitute a partnership for Federal income tax purposes, it is the intent of each Underwriter to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended. Each Underwriter elects to be so excluded and agrees not to take any position inconsistent with such election. Each Underwriter authorizes you, in your discretion, to execute and file on behalf of the Underwriters such evidence of election as may be required by the Internal Revenue Service. The commitments and liabilities of each of the several Underwriters are several in accordance with their respective Underwriting Obligations, and are not joint.
     15. Acknowledgment of Receipt of Registration Statement, Etc. We hereby confirm that we have examined the Registration Statement relating to the Units as heretofore filed by the Company with the Commission and each amendment thereto, if any, filed through the date hereof, including any documents filed under the 1934 Act through the date hereof and incorporated by reference into the Prospectus, that we are willing to be named as an Underwriter therein and to accept the responsibilities of an Underwriter thereunder, and that we are willing to proceed as therein contemplated. We confirm that we have authorized you to advise the Company on our behalf (a) as to the statements to be included in any Preliminary Prospectus and in the Prospectus under the heading “Underwriting” insofar as they relate to us; and (b) that there is no other information about us required to be stated in the Registration Statement or Prospectus. We understand that the aforementioned documents are subject to further change and that we will be supplied with copies of any further amendments or supplements to the Registration Statement, of any document filed under the 1934 Act after the effective date of the Registration Statement and before termination of the offering of the Units by the Underwriters, if such document is deemed to be incorporated by reference into the Prospectus, and of any amended or supplemented Prospectus promptly, if and when received by you, but the making of such changes, amendments and supplements shall not release us or affect our obligations hereunder or under the Underwriting Agreement.
     16. (a) Indemnity. We agree to indemnify and hold harmless each other Underwriter and any person who controls any such Underwriter within the meaning of Section 15 of the 1933 Act, to the extent that, and upon the terms on which, we agree to indemnify and hold harmless the Company and other specified persons as set forth in the Underwriting Agreement. Our indemnity agreement contained in this Section 16 shall remain in full force and effect, regardless of any investigation made by or on behalf of such other Underwriter or controlling person, and shall survive the delivery of and payment for the Units and the termination of this Agreement and the similar agreements entered into with the other Underwriters.

          (b) Claims Against Underwriters. Each Underwriter (including you) will pay, upon request, as contribution, its proportionate share, based upon its underwriting obligation, of any loss, claim, damage, or liability, joint or several, paid or incurred by any Underwriter (including you) to any person other than an Underwriter, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus or any other selling or advertising material approved by you for use by the Underwriters in connection with the sale of the Securities, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with written information furnished to the Company through you by or on behalf of an Underwriter expressly for use therein) or relating to any transaction contemplated by this Agreement; and will pay such proportionate share of any legal or other expense reasonably incurred by you or with your consent in connection with investigating or defending against any such loss, claim, damage, or liability, or any action in respect thereof. In determining the amount of our obligation under this paragraph, appropriate adjustment may be made by you to reflect any amounts received by any one or more Underwriters in respect of such claim from the Company pursuant to Section 5 of the Underwriting Agreement or otherwise. There shall be credited against any amount paid or payable by us pursuant to this paragraph any loss, claim, damage, liability, or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability, or expense is incurred by us subsequent to any payment by us pursuant to this paragraph, appropriate provision shall be made to effect such credit, by refund or otherwise. If any such claim is asserted, you may take such action in connection therewith as you deem necessary or desirable, including retention of counsel for the Underwriters, and in your discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsel so retained by you shall be included in the amounts payable pursuant to this paragraph. In determining amounts payable pursuant to this paragraph, any loss, claim, damage, liability or expense incurred by any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act which has been incurred by reason of such control relationship shall be deemed to have been incurred by such Underwriter. Any Underwriter may elect to retain, at its own expense, its own counsel. You may settle or consent to the settlement of any such claim on advice of counsel retained by you. Whenever you receive notice of the assertion for any claim to which the provisions of this paragraph would be applicable, you will give prompt notice thereof to each Underwriter. If any Underwriter or Underwriters default in its or their obligation to make any payments under this paragraph, each non-defaulting Underwriter shall be obligated to pay its proportionate share of all defaulted payments, based upon the proportion such non-defaulting Underwriter’s Underwriting Obligation bears to the Underwriting Obligations of all non-defaulting Underwriters. Nothing herein shall relieve a defaulting Underwriter from liability for its default.
     17. Capital Requirements. We confirm that the incurrence by us of our obligations under this Agreement and under the Underwriting Agreement will not place us in violation of the net capital requirements of Rule 15c3-1 under the 1934 Act or of any applicable rules relating to capital requirements of any securities exchange to which we are subject.
     18. Undertaking to Mail Prospectus. We represent to you that, to the extent applicable, we have taken all action on our part required to have been taken to satisfy the policy set forth in Release No. 33-4968 of the Commission under the 1933 Act, including the distribution in the manner and at or prior to the time set forth in such release, of copies of the Preliminary Prospectus relating to the Securities (or if you have so requested, copies of any revised Preliminary Prospectus) to all persons to whom we expect to mail confirmation of sale.

     As contemplated by Rule 15c2-8 under the 1934 Act, you agree to mail a copy of the Prospectus mentioned in the Underwriting Agreement to any person making a written request therefor during the period referred to in said rule, the mailing to be made to the address given in the request. We confirm that we have delivered all Preliminary Prospectuses and revised Preliminary Prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all Prospectuses required to be delivered thereunder. We acknowledge that the copies of the Preliminary Prospectus furnished to us have been distributed to dealers who have been notified of the foregoing requirements pertaining to the delivery of Preliminary Prospectuses and Prospectuses. You have heretofore delivered to us such number of copies of Preliminary Prospectuses as have been reasonably requested by us, receipt of which is hereby acknowledged, and will deliver such number of copies of Prospectuses as will be reasonably requested by us.
     19. Miscellaneous. Any notice hereunder from you to us or from us to you shall be deemed to have been duly given if sent by registered mail, telegram or facsimile transmission, to us at our address provided to you in writing, or to you c/o Capital Growth Financial, LLC, 225 NE Mizner Blvd, Suite 750, Boca Raton, FL 33432.
     We understand that you are a member in good standing of the NASD. We hereby confirm that we are actually engaged in the investment banking or securities business and are either (a) a member in good standing of the NASD and will comply with Rules 2740 and 2790 of the NASD Conduct Rules (b) a foreign dealer or institution which is not eligible for membership in the NASD and which agrees (i) not to make any sales within the United States of America, its territories, or its possessions, or to persons who are citizens thereof or residents therein (except that we may participate in sales to Selected Dealers and others under Section 3 of this Agreement); (ii) that any and all sales shall be in compliance with Rule 2790 of the NASD Conduct Rules; (iii) to comply, as though it were a member of the NASD, with Rules 2730, 2740 and 2750 of the NASD’s Conduct Rules, and to comply with Rule 2420 thereof as that Rule applies to a non-member broker or dealer in a foreign country. In connection with sales and offers to sell Units made by us outside the United States, its territories, and possessions (a) we will either furnish to each person to whom any such sale or offer is made a copy of the then current Preliminary Prospectus or the Prospectus, as the case may be, or inform such person that such Preliminary Prospectus or Prospectus will be available upon request, and (b) we will furnish to each person to whom any such sale or offer is made such prospectus, advertisement, or other offering document containing information relating to the Securities or the Company as may be required under the law of the jurisdiction in which such sale or offer is made. Any prospectus, advertisement, or other offering document furnished by us to any person in accordance with the preceding sentence and any such additional offering material as we may furnish to any person shall (i) comply in all respects with the law of the jurisdiction in which it is so furnished, (ii) be prepared and so furnished at our sole risk and expense and (iii) not contain information relating to the Units or the Company which is inconsistent in any respect with the information contained in the then current Preliminary Prospectus or in the Prospectus, as the case may be. This instrument may be signed by or on behalf of the Underwriters in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement among all the Underwriters, and shall become effective at such time as all the Underwriters shall have signed or have had signed on their behalf such counterparts and you shall have confirmed all such counterparts. You may confirm such counterparts by facsimile signature.
     This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the choice of law or conflicts of laws principles thereof.

     Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart.

Very truly yours,

As Attorney-in-Fact for each of the several Underwriters named in Schedule I to the Underwriting Agreement

As Attorney-in-Fact for each of the several Underwriters named in Schedule I to the Underwriting Agreement
Confirmed as of the date first above written:
As Representative:
CAPITAL GROWTH FINANCIAL, LLC

By:

Michael S. Jacobs

Title:	President

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